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                                                                 EXHIBIT 10.23


                             EMPLOYMENT AGREEMENT

                           dated as of April 1, 1998

  The parties to this agreement are Timothy C. O'Brien, who resides at 25 Laxfield Road, Weston, MA 02193 (the "Executive"), and Ziff-Davis Inc., a Delaware corporation, with its principal office at One Park Avenue, New York, NY 10016 (the "Company").

  The Executive has been employed by the Company or its subsidiaries since 1995 and the Company desires to continue to obtain the benefit of the Executive's services with respect to its business. The Executive wishes to continue to be employed by the Company.

  It is therefore agreed as follows:

  1.  Employment.  During the term of the Executive's employment under this
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agreement, the Company shall continue to employ the Executive, and the Executive shall serve the Company as Vice President/Chief Financial Officer with the duties and responsibilities associated with that position or in such other high level executive management position of the Company and with such duties and responsibilities as he may be assigned. The Executive shall devote his full business time and his best efforts to the performance of his duties under this agreement and shall perform them faithfully, diligently and competently, and shall comply with and be bound by the Company's operating policies, directives and procedures in effect from time to time during the period of employment. Nothing in the foregoing shall prevent the Executive from serving on the boards of appropriate industry associations or other similar not for profit organizations or from serving with the Company's consent on the board of one or more affiliates of the Company.

  2.  Term of Employment.  The term of the Executive's employment under this
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agreement shall be for an initial period
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commencing on the date of this agreement and ending March 31, 2001, subject to earlier termination as provided in Section 5. The term shall continue after March 31, 2001 until terminated by the Company or the Executive on not less than thirty (30) days notice.

  3.  Compensation.  As full consideration for his services under this
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agreement, the Executive shall be entitled to the following compensation:

      3.1 Base Salary.  The Executive shall be entitled to an initial base
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salary at the annual rate of $490,000, which shall be reviewed each year on the anniversary date of his last increase in accordance with normal Company policies and guidelines. The Executive's base salary shall be payable in equal installments (but no less frequently than monthly) in accordance with the Company's customary payroll practice for its senior employees (which currently is semi-monthly).

      3.2  Incentive Compensation. The Executive shall be entitled to an
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incentive bonus for each full calendar year of his employment under this agreement equal to at least $300,000 at target with the targets and goals reasonably set by the Company for such calendar year and with a higher or lower amount payable if such targets and goals are exceeded or not met, as the case may be. The incentive for each year after 1998 shall be at least 20% based on non-financial management objectives. Payment of the annual incentive for any calendar year shall be made promptly after final determination of the financial results for the business units under his management for such calendar year and in no event later than March 31 of the following year.

      3.3  Options.  In addition to the foregoing, the Executive shall be
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eligible to receive stock options to purchase shares of the Company's common stock in such amount as may be determined by the Company from time to time (the "Ziff-Davis

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Options"). The first award of Ziff-Davis Options shall be made on
June 24, 1998 in the amount of 150,000 shares. Nothing herein shall affect the options in SOFTBANK Corp. granted to the Executive by SOFTBANK Holdings Inc. pursuant to the 1996 or 1997 SOFTBANK Executive Stock Option Plan (the "SOFTBANK Options").

      3.4  Other Executive Plans.  In addition to the grant of Ziff-Davis
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Options and SOFTBANK Options referred to in Section 3.3, the Company may establish one or more executive compensation plans for the benefit of its executives and key employees. Such plans may include deferred compensation plans, long-term incentive plans, or other similar plans (those special plans are hereafter referred to as the "Executive Plans").

  4.  Reimbursement of Expenses; Fringe Benefits, etc.
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      4.1 Expenses.  The Company shall reimburse the Executive, in accordance
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with the Company's general policy in effect from time to time, for all reasonable expenses incurred by the Executive in connection with the performance of his duties under this agreement, upon presentation of appropriate documentation covering the expenses.

      4.2 Fringe Benefits.  The Executive shall be entitled to participate, to
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the extent eligible pursuant to the provisions of the respective plans, in medical and dental insurance, disability insurance, life insurance and other fringe benefits provided by the Company generally to its other employees and those special executive benefits and option and incentive compensation plans provided generally to other executives at his level.

  5.  Termination Upon Disability or Death; Other Early Termination.
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      5.1  Disability; Death.
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           (a) If, as the result of any disability the Executive shall have been unable to perform his material duties

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for a period of 180 consecutive days, the Company may, by notice to the
Executive, terminate his employment under this agreement as of the date of the notice. If the Executive's employment is terminated pursuant to this Section 5.1(a), the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, (i) the Executive's unpaid salary under Section 3.1 through the date of termination,
(ii) payment of a pro rata part of his incentive compensation under Section 3.2 for the year of termination based on the number of months the Executive was employed during that year as if the Company had performed at target for that year, (iii) any amounts in the Executive Plans in which Executive is vested at the date of termination, (iv) continuing participation in the Company's health plans at the same benefit level at which he, his spouse and his covered dependents participated immediately before the termination of his employment for a period of at least one year after such termination, and, thereafter, for such additional period as may be available under COBRA and any other benefits to which Executive is entitled or continues to be entitled pursuant to the policies, programs or plans comprising the fringe benefits referenced to in
Section 4.2, and (v) accelerated vesting of the Ziff-Davis and SOFTBANK Options that would be vested within one year of the date of termination.

        (b) The Executive's employment shall automatically terminate upon the date of his death. If the Executive's employment is terminated by reason of his death, the Executive's estate shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, (i) the Executive's unpaid salary under Section 3.1 through the date of termination,
(ii) payment of a pro rata portion of his incentive compensation under Section
3.2 for the

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year of termination based on the number of months the Executive was employed during that year as if the Company had performed at target for that year, (iii) continuing participation in the Company's health plans for the Executive's spouse and covered dependants at the same benefit level at which they participated immediately before his death for a period of at least one year after his death, and, thereafter, for such additional period as may be available under COBRA, (iv) any amounts in the Executive Plans in which the Executive is vested at the date of termination, and (v) accelerated vesting of the Ziff-Davis and SOFTBANK Options that would be vested within one year of the date of termination.

      5.2  Termination for Cause.  Notwithstanding anything to the contrary in
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this agreement, the Company may at any time terminate the Executive's employment under this agreement for Cause upon notice to the Executive. For purposes of this agreement, the term "Cause" shall mean: (i) gross misconduct of the Executive relating to the Company's business or otherwise injurious to the business or reputation of the Company , (ii) the Executive's commission of a crime involving financial impropriety or that would otherwise interfere with his ability to perform his duties or be injurious to the reputation or the business of the Company, (iii) any willful breach by the Executive of his fiduciary duties as an executive and employee of the Company, (iv) the failure of the Executive to perform in a material respect his material obligations under this agreement after written notice and, to the extent such failure can be cured, a period of ten (10) days to cure, or (v) the failure of the Executive to perform his obligations under Sections 6.1, 6.2 and 6.3 of this agreement. If the Executive's employment is terminated by the Company pursuant to this Section
5.2, the Executive shall be entitled to receive, in full discharge of all obligations of the Company to

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the Executive under this agreement, his unpaid salary under Section 3.1 through the date of termination and any amounts in the Executive Plans in which Executive is then vested and which are not forfeited by such termination pursuant to the provisions of those Plans.

      5.3  Resignation.  If the Executive's employment is terminated by his
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resignation (on not less than thirty (30) days notice), the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, (i) his unpaid salary under Section 3.1 through the date of termination, (ii) provided that the Executive shall have served at least six months within such year, payment as soon as such amount may be determined of a pro rata part (based on the number of months the Executive was employed during that year) of his incentive compensation under section 3.2 for the year of termination determined on the Company's results for that entire year against his target, (iii) any amounts in the Executive Plans in which Executive is then vested and which are not forfeited by such termination pursuant to the provisions of those Plans, and (iv) any rights to exercise vested options with respect to the Ziff-Davis and SOFTBANK Options pursuant to their terms.

      5.4  Termination by the Company Other Than For Cause or by the Executive
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For Good Reason.  The Company may terminate the Executive's employment at any
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time without cause upon thirty days notice to Executive including prior to the expiration of the initial period specified in Section 2 above and Executive may terminate his employment at any time for Good Reason. In such event, the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement and upon executing a release of claims by Executive in a form reasonably satisfactory to the Company, (i) his unpaid

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salary under section 3.1 through the date of termination; plus (ii) a pro rata portion of the annual incentive bonus compensation under section 3.2 for the year of termination based on the number of months the Executive was employed by the Company during that year, to be paid promptly after such incentive amount is determined by the Company, (iii) any amounts in the Executive Plans in which the Executive may then be vested, (iv) severance equal to the sum of his then current base salary and his annual incentive compensation, using the average amount of incentive earned in the two previous calendar years (but deeming the amount of the incentive for 1998 to be $200,000), (v) continuing participation in the Company's health plans at the same benefit level at which he, his spouse and his covered dependents participated immediately before the termination, and, thereafter, for such additional period as may be available under COBRA, and (vi) any other benefits to which Executive is entitled or continues to be entitled pursuant to the policies, programs or plans comprising the fringe benefits referenced to in Section 4.2. The severance shall be paid in two installments, half at the date of termination and the remainder at six months after termination. The Company's obligation to pay such severance shall immediately end if the Executive breaches any of his obligations under Section 6. In addition, the Company shall immediately vest that part of the Executive's Ziff-Davis Option and SOFTBANK Options which would have vested had the Executive remained employed throughout the remaining vesting period of those options, provided, however, the Executive shall not be able to exercise such options until the date such options would otherwise have vested and provided that at the time of any such exercise the Executive is not competing with the business of the Company (whether or not that time is beyond the period of non-compete specified in Section 6.2). In the event

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the Executive competes with the Company or otherwise violates any provision of
Section 6, then all vested Ziff-Davis and SOFTBANK Options shall be immediately terminated. For purposes of this agreement, "Good Reason" shall mean (i) a material breach of this agreement by the Company (without Executive's written consent), (ii) assignment of the Executive to duties materially inconsistent with his executive status or which result in a substantial diminution in the nature or status of his responsibilities, or (iii) any material reduction in base salary or incentive compensation opportunity unless such reduction is applied to all other executives at the same level as Executive; that in the case of any of the above is not corrected within twenty (20) days of Executive notifying the Company in writing of such breach, assignment or reduction.

          5.5  No Mitigation; No Offset.  Executive will have no obligation to
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seek other employment or to otherwise mitigate the Company's obligations to him arising from the termination of his employment, and no amounts paid or payable to Executive by the Company under this agreement shall be subject to offset for any remuneration to which Executive may become entitled from any other source after his employment with the Company terminates, whether attributable to subsequent employment, self-employment or otherwise.

  6.  Confidentiality; Non-Competition.
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      6.1  Confidentiality.  The Executive shall not, directly or indirectly,
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during the term of his employment under this agreement or at any time thereafter, disclose to anyone or use in any manner any confidential or proprietary information related to the Company or any confidential or proprietary information of any affiliate of the Company, including SOFTBANK, of which he may become aware or have become aware pursuant to his employment other than as requested by the Company pursuant to his

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duties under this agreement or, as may be required by law, but then only after giving the Company prior notice. Nothing herein shall cover information which becomes generally known to the public through the actions of any third party unrelated to the Executive.

      6.2  Non-Competition. The Executive acknowledges that because of his
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position he has had and will have access to extremely confidential information of the Company including trade secret, marketing plans, long term strategic plans, and other information which would cause the Company irreparable harm if it were available or his services were available after termination of his employment with the Company to a competitor of the Company. Therefore, during the period of the Executive's employment under this agreement (including the term of any leave of absence) and for a period after termination of employment equal to the greater of (x) six months and (y) the number of months of severance for which the Executive shall be eligible (but not more than twelve months), the Executive shall not, directly or indirectly, engage or be interested in any business which engages in the United States, or in other geographic areas in which the Company or its subsidiaries have done business, in a business directly competitive with the business of the Company or any of its subsidiaries at such date or as may be planned at such date. The Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, licensor, consultant or otherwise, but not if his interest is limited solely to ownership of 5% or less of the equity or debt securities of any class of a corporation whose shares are listed

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for trading on a national securities exchange or in the over-the-counter market.
Nothing in this section shall prohibit the Executive from working for a company in a non-competing area although that Company may in another part of its business compete with the business of the Company so long as the Executive shall not be directly involved or meaningfully and materially assist in the competitive part of that business. (For example, the Executive may work for Conde Nast in non-competitive areas but may not be involved in the activities of Wired Magazine.)

      6.3  No Solicitation.  The Executive shall not during the term of this
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agreement or for a period of twelve (12) months after the termination or expiration of his employment, directly or indirectly, solicit for employment or consulting, or employ or hire as an employee or as a consultant, on his own behalf or on behalf of any other person or enterprise, or otherwise encourage the resignation of, any individual who was an employee of or consultant to the Company or any of its subsidiaries at any time subsequent to the date of this agreement and within the twelve (12) months preceding the termination of the Executive's employment.

      6.4  Remedies.  The Executive's covenants under this Section 6 are
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intended to extend beyond the termination or expiration of the Executive's employment and shall apply whether the Executive's term of employment expires at the end of its stated term or is terminated earlier for any reason. The Executive acknowledges that the remedy at law for breach of the provisions of this Section 6 will be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required or without having to show irreparable harm. The Executive and the Company recognize

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and agree that the duration and scope for which the covenants not to compete and solicit set forth in this Section 6 are to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenants are to that extent unenforceable, the parties agree that the covenants shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable.

  7.  Miscellaneous.
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      7.1 Headings.  The section headings of this agreement are for reference
          --------
purposes only and are to be given no effect in the construction or interpretation of this agreement.

      7.2 Notices.  All notices and other communications under this agreement
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shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, or sent by reputable overnight delivery service to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision). Any notice to the Company shall be sent to the attention of the Chairman and Chief Executive Officer (with a copy to the Company's Legal Department) at Ziff-Davis Inc., One Park Avenue, New York, New York 10016.

      7.3 Severability.  The invalidity or unenforceability of any provision of
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this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

      7.4 Waiver.  Either party may waive compliance by the other party with any
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provision of this agreement.  The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or

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deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

      7.5 No Third Party Beneficiaries; Assignment.  Any affiliate of the
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Company, including SOFTBANK, which discloses confidential information to the
Executive in connection with his employment hereunder shall be a third party beneficiary of Sections 6.1 and 6.4 of this agreement, and each shall be entitled to enforce such sections as if it were a party hereto. Except as expressly set forth in the preceding sentence, nothing in this agreement shall create or be deemed to create any third party beneficiary rights in any person or entity. Neither party may assign any of its rights or delegate any of its duties under this agreement without the written consent of the other party, except that the Company may assign its rights and delegate its duties under this agreement to an affiliate or to a corporation or other entity that has succeeded to substantially all the business and assets of the Company, and assumed the Company's obligations under this agreement; provided, however, that the Company shall continue to guarantee the obligations assumed by any such assignee.

      7.6 Entire Agreement.  This agreement contains and is intended as, a
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complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

      7.7  Governing Law.  This agreement shall be governed by and construed in
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accordance with the internal laws of the State of New York applicable to agreements made and to be performed in New York and the courts of New York, New York shall have exclusive

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jurisdiction over any actions arising out of the enforcement or any other dispute concerning the terms of this Agreement. Each party submits to the personal jurisdiction of the courts of New York and acknowledges that service of process shall be deemed properly made by registered or certified mail of a complaint or other similar document to the Executive's address.

      7.8 Counterparts.  This agreement may be executed in counterparts, each of
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which shall be considered an original, but all of which together shall constitute the same instrument.

                                                ZIFF-DAVIS INC.


                                                    /s/ Ziff-Davis Inc.
                                                By: ____________________________
                                                    Name:
                                                    Title:

/s/ Timothy C. O'Brien
__________________________
Timothy C. O'Brien

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